UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2025 (January 22, 2025)

Assurant, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Interstate North Circle SE
Atlanta, Georgia 30339
(770) 763-1000
(Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
5.25% Subordinated Notes due 2061	AIZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 22, 2025 (the “Effective Date”), Assurant, Inc. (the “Company”), through its subsidiary, American Bankers Life Assurance Company of Florida (“Seller”), entered into a Purchase and Sale Agreement (the “Agreement”) with GPC Miami Business Park, LLC (“Buyer”) to sell its Miami, Florida campus for a purchase price of $126 million. The Agreement provides for a 90-day due diligence period for the Buyer from the Effective Date of the Agreement. The transaction is subject to the Buyer receiving the requisite development approvals from relevant state and local government authorities, including approvals relating to land use, rezoning and site plan. This approval process will involve political as well as administrative processes and could take 18 to 24 months. Closing will occur within 30 days of Buyer receiving the requisite development approvals. The Company expects to relocate its current Miami operations to a new leased Miami site by the end of the second quarter of 2025.

Item 2.02. Results of Operations and Financial Condition.

The Company announced today that it expects to record approximately $50 million pre-tax, or $40 million after-tax, of reportable catastrophes for fourth quarter 2024, which is more favorable than the early estimates provided on our third quarter 2024 earnings call in November. Reportable catastrophes were primarily within lender-placed in Global Housing and were largely driven by Hurricane Milton.

The Company’s reportable catastrophes include individual catastrophic events that generate losses in excess of $5 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums.

The recent California wildfires are expected to be a reportable catastrophe for first quarter 2025. The Company expects to provide additional information during its fourth quarter 2024 earnings call on February 12, 2025.

The information being furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Cautionary Statement

Some of the statements in this Form 8-K, particularly expected reportable catastrophes, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this Form 8-K are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the Company’s future plans, estimates or expectations will be achieved. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For additional information on factors that could affect the Company’s actual results, please refer to the factors identified in the reports that the Company files with the U.S. Securities and Exchange Commission, including the risk factors identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: January 23, 2025	By:	/s/ Jay Rosenblum
Name: Jay Rosenblum
Title: Executive Vice President, Chief Legal Officer